UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2008
Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300
Bethesda, Maryland		20814

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Mariam E. Morris, the current Chief Financial Officer of the registrant, will resign from her position with the registrant effective July 31, 2008.
On July 25, 2008, the Compensation Committee of the registrant’s Board of Directors approved the following agreements with Ms. Morris in connection with her resignation:
•	A Separation Agreement and General Release, providing for a separation payment of $115,500 and a bonus payment of $40,000, both payable in a lump sum, and payment of health insurance premiums for a period of up to six months.

•	A Consulting Agreement, under which Ms. Morris will provide consulting services to the senior management of the Company on an as-requested basis for a period of six months commencing August 1, 2008 regarding historic corporate finance, financial reporting and treasury operations matters. Ms. Morris will be compensated at a rate of $3,500 per month plus $200 per hour for every hour worked in excess of 20 hours in any month.
A copy of the Separation Agreement and General Release and Consulting Agreement are filed herewith as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the summary description of these agreements set forth above is qualified in its entirety by reference to the complete agreements as filed.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Separation Agreement and General Release, dated July 27, 2008, between the registrant and Mariam E. Morris.

10.2	Consulting Agreement, dated July 27, 2008, between the registrant and Mariam E. Morris.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: July 28, 2008	By:	/s/ JAN SMILEK
		Name:	Jan Smilek
		Title:	Chief Accounting Officer